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                                                                    EXHIBIT 21.1


                             LIST OF SUBSIDIARIES OF
                          MICROTEL INTERNATIONAL, INC.


1.       XIT Corporation
         4290 E. Brickell Street
         Ontario, CA  91761-1571

2.       XCEL Arnold Circuits, Inc.
         4290 E. Brickell Street
         Ontario, CA  91761-1571

3.       HyComp, Inc.
         165 Cedar Hill Street
         Marlborough, MA  01752